EXHIBIT 99.1
CardioGenics Announces Reverse Stock Split

Authorized and Outstanding Common Shares Reverse Split on a 1:10 Basis

Mississauga, Ontario, June 18, 2010 -- CardioGenics Holdings Inc. (OTCBB: CGNH), developer of the ultra-sensitive QL Care™ Point-Of-Care (POC) analyzer and products for the immunoassay segment of the In-Vitro Diagnostics market, announced today that the Company has filed a Certificate of Change with the Secretary of State of Nevada, which implements a share consolidation of the Company’s authorized and outstanding common stock on a ten (old) for one (new) basis.

FINRA has completed its review of the share consolidation of CardioGenics Holdings Inc. and, based on discussions with FINRA, the Company anticipates that the share consolidation will be effective in the market commencing Monday, June 21st. The post-consolidation common stock, which currently trades on the OTCBB, has a new CUSIP number and will be assigned a new ticker symbol by FINRA. The new CUSIP number is 14160X 203. Stockholders do not need to take any action in connection with the share consolidation. If you hold shares of the Company’s common stock in “street name” through a broker, bank or other financial institution your shares will be automatically adjusted in accordance with the share consolidation ratio. If you hold shares of the Company’s common stock in certificate or registered form, the Company’s transfer agent will, likewise, adjust your holdings in accordance with the share consolidation ratio.

As a result of the share consolidation, the Company now has 65,000,000 authorized shares of common stock, of which 24,682,250 common shares are currently outstanding. In addition, the “Exchangeable Shares” of CardioGenics ExchangeCo Inc., the Company’s Canadian subsidiary, which are exchangeable at any time into the Company’s common stock are also in the process of being consolidated on the same 1:10 ratio and will thereafter become exchangeable into 25,064,227 shares of the Company’s common stock. Fractional shares will not be issued. In the event that a stockholder would otherwise be entitled to receive a fractional share upon the share consolidation, such fraction will be rounded up to the nearest whole number.

Of the total outstanding shares of common stock and “Exchangeable Shares,“ 5,314,495 shares have been locked-up until September 22, 2011 and 15,000,000 shares have been locked-up until March 15, 2014, in accordance with the terms of lock-up agreements entered into between the Company and its directors, and certain officers and stockholders of the Company.

“After carefully reviewing our capital structure in light of the Company’s current stage of development, the Board of Directors determined that the revised capital structure enhances the Company’s ability to access institutional ownership, facilitate growth and obtain an exchange listing“, stated Dr. Yahia Gawad, Chief Executive Officer of CardioGenics.

About CardioGenics Holdings Inc.

Through its operating subsidiaries, the Company develops ultra-sensitive analyzers and other products targeting the immunoassay segment of the Point-Of-Care IVD testing market. It has developed the QL Care™ Analyzer, a proprietary and ultra-sensitive Point-Of-Care immuno-analyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental platform component of immunoassay equipment), which improve instrument sensitivity to light. The Company's principal offices are located in Mississauga, Ontario, Canada. For more information please visit www.cardiogenics.com.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:

Redington Inc.
CardioGenics Desk
Tel: 203.222.7399

-and-

Wolfe Axelrod Weinberger Associates LLC
Robert Schatz, 212.370.4500

Media Relations:
The Investor Relations Group
Laura Colontrelle, 212.825.3210

CardioGenics Holdings Inc. Receives New Ticker Symbol
As a Result of Reverse Stock Split (OTCBB: CGNHD)

Notified by FINRA that Reverse Split Will Be
Effective in the Market Tomorrow

MISSISSAUGA, Ontario, June 21, 2010 -- CardioGenics Holdings Inc. (OTCBB: CGNH), developer of the ultra-sensitive QL Care™ Point-Of-Care (POC) analyzer and products for the immunoassay segment of the In-Vitro Diagnostics market, announced that the Company has been assigned a new ticker symbol by FINRA as a result of its recently announced share consolidation. The new ticker symbol is OTCBB: CGNHD and the Company has been informed by FINRA that its common stock will begin trading under that symbol commencing tomorrow the 22nd of June 2010 when the share consolidation becomes effective in the market. The “D” in the new ticker symbol will be removed by FINRA 20 business days after tomorrow.

About CardioGenics Holdings Inc.
Through its operating subsidiaries, the Company develops ultra-sensitive analyzers and other products targeting the immunoassay segment of the Point-Of-Care IVD testing market. It has developed the QL Care™ Analyzer, a proprietary and ultra-sensitive Point-Of-Care immuno-analyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental platform component of immunoassay equipment), which improve instrument sensitivity to light. The Company's principal offices are located in Mississauga, Ontario, Canada. For more information please visit www.cardiogenics.com.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:

Redington Inc.
CardioGenics Desk
Tel: 203.222.7399

-and-

Wolfe Axelrod Weinberger Associates LLC
Robert Schatz, 212.370.4500

Media Relations:
The Investor Relations Group
Laura Colontrelle, 212.825.3210
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